UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

525 S. Hewitt Street,
Los Angeles, California	90013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On March 28, 2019, OriginClear, Inc. (the “Company”) issued a press release (the “Release”) announcing its preliminary guidance for year-over-year revenue for its wholly-owned subsidiary, Progressive Water Treatment (“PWT”). A copy of the Release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by referencing in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filing.

Item 3.02 Unregistered Sales of Equity Securities

Private Placement

As previously reported, OriginClear, Inc. (the “Company”) filed a Series G Certificate of Designation with the Nevada Secretary of State on January 16, 2019. Pursuant to the Series G Certificate of Designation, the Company may issue up to 6,000 shares of the Series G preferred stock, each share of the Series G preferred stock having a stated value of $1,000. Pursuant to subscription agreements entered into with purchasers of the Series G preferred stock, the Company will also issue to each investor who has purchased shares of Series G preferred stock, shares of the Company’s common stock in an amount equal to, for each share of Series G preferred stock, five hundred dollars ($500) divided by the closing price on the date the Company receives the executed subscription documents and the purchase price from such investor.

Between March 14, 2019 and March 21, 2019, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 50 shares of the Company’s Series G preferred stock for an aggregate purchase price of $50,000.

In connection with the Series G Certificate of Designation and subscription agreements entered into with investors, between March 14, 2019 and March 21, 2019, the Company issued an aggregate of 22,727,273 shares of its common stock to certain holders of its Series G Preferred Stock.

The securities referenced above were offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, and Rule 506(c) of Regulation D promulgated under the Securities Act.

Conversion of Notes

As previously reported, the Company entered into agreements by and between the Company and various investors by which investors hold convertible promissory notes convertible into shares of the Company’s common stock. On March 27, 2019, holders of convertible promissory notes converted an aggregate principal and interest amount of $33,924 into an aggregate of 75,385,997 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Consultant Issuances

On March 29, 2019, the Company issued to consultants an aggregate of 12,931,035 shares of the Company’s common stock for services.

The securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Make Good Issuances

In connection with certain one-time make good agreements, on March 29, 2019, the Company issued an aggregate of 9,975,370 shares of its common stock to certain holders of its common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on March 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

April 3, 2019	By:	/s/ T. Riggs Eckelberry
		Name:	T. Riggs Eckelberry
		Title:	Chief Executive Officer

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